UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of principal executive offices) (zip code)

(818) 299-0653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On September 4, 2015, we entered into an Exclusive Distribution Agreement with Theenk Inc. (“Theenk”), under which we granted Theenk the exclusive right to lease, install, service, remove and support our proprietary breath alcohol ignition interlock device (the “BDI-747/1”) in the state of Kansas. In exchange for the exclusive rights, Theenk agreed to pay us a onetime software license and support fee of $35,000 (which will be refunded in the event the BDI-747/1 is not certified as an approved interlock device in the state of Kansas within 60 days after the execution of the agreement), as well as a $150 per unit registration fee and $35 per month for each BDI-747/1 unit Theenk has in its inventory or on the road beginning thirty (30) days after Theenk receives the unit.

On September 5, 2015, we entered into an Exclusive Distribution Agreement with J C Lopez (“Lopez”), under which we granted Lopez the exclusive right to lease, install, service, remove and support our proprietary breath alcohol ignition interlock device (the “BDI-747/1”) in the states of Arizona and Nevada, and non-exclusively in the state of California. In exchange for these rights, Lopez agreed to pay us a onetime software license and support fee of $50,000, as well as $25 per month for each BDI-747/1 unit Lopez has in its inventory beginning thirty (30) days after Lopez receives the unit.

On September 11, 2015, we entered into an Independent Contractor Agreement with Laurence Wainer, in order to outline the terms under which Mr. Wainer is serving as our Chief Executive Officer. Under the terms of the agreement, Mr. Wainer will be paid compensation of $4,000 per month for performing services as our Chief Executive Officer. The agreement is for a one year term.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Exclusive Distribution Agreement with Theenk Inc dated September 4, 2015

10.2	Exclusive Distribution Agreement with J C Lopez dated September 5, 2015

10.3	Independent Contractor Agreement with Laurence Wainer dated September 11, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2015	Blow & Drive Interlock Corporation a Delaware corporation

	By:	/s/ Laurence Wainer
	Name:	Laurence Wainer
	Its:	Chief Executive Officer and Chief Financial Officer

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